SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant  [   ]

Filed by a Party other than the Registrant  [ x ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[   ]  Definitive Proxy Statement

[ X ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
240.14a-12

                           MAXXAM INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)


         THE COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-
6(I)(1) and 0-11.

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applies:________________________________________________________

     (2) Aggregate number of securities to which transaction applies:________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________________________

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     (5)  Total fee paid:_______________________________________

[   ]  Fee paid previously with preliminary materials.

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     (2)  Form, Schedule or Registration Statement No.:_________

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

                  UNITED STEELWORKERS OF AMERICA
          c/o COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
                          P.O. BOX 20877
                     OAKLAND, CA   94620-0877
           (510) 655-8248 -- 1-877-634-6546 (TOLL FREE)


                                   May 23, 2000


Dear Fellow Maxxam Shareholder:

     You may recently have received a two-page leaflet from the Alliance for Sustainable Jobs & the Environment entitled "Calling all Texans! Corporate Raider on the Loose!" that refers to the annual shareholder meeting of Maxxam Inc. on May 24, 2000. This leaflet identifies a phone number used by certain members of the United Steelworkers of America ("USWA") and a USWA local as sources of further information about that leaflet. The USWA is presently participating in a solicitation of proxies in connection with the Maxxam meeting, and it is circulating this letter because the leaflet makes some statements that require correction or clarification.

     The leaflet erroneously states that Maxxam Chairman Charles Hurwitz and the Company "stand accused of" certain "crimes," including "grossly mismanaging and bankrupting a Texas savings & loan" at a cost to taxpayers of $1.6 billion, "killing endangered species while clearcutting the last great ancient redwood forest in private hands," and "illegally locking out 3000 workers for 16 months and counting."

     Neither Maxxam nor Mr. Hurwitz has been charged with any criminal offense. The Federal Deposit Insurance Corp. and Office of Thrift Supervision have filed civil actions seeking to recover $821 million against the Company and Mr. Hurwitz based on allegations that the Company controlled a failed savings and loan association. Also pending is civil litigation over the adequacy of environmental practices of Pacific Lumber Co., a Maxxam subsidiary. Finally, the Office of the General Counsel of the National Labor Relations Board ("NLRB") has ordered the preparation of a complaint charging Kaiser Aluminum & Chemical Corp., a Maxxam subsidiary, with unfair labor practices stemming from its lockout of 2900 steelworkers, who are USWA members. The USWA has taken the position before the NLRB that the lockout is illegal, and the leaflet reflects that belief, but that matter has not been finally adjudicated by the NLRB.

     No determination has been made at this time as to the merits of any of these cases, and in each instance a final determination will be made by a court of law or by a federal agency, which determination may then be appealed to a court of law. These matters are described more fully in proxy materials circulated by the Committee of Concerned Maxxam Shareholders, of which the USWA is a member.

     The leaflet further erroneously states as fact a belief that Mr. Hurwitz and Maxxam "are notorious for environmentally destructive and worker-abusive practices." As noted above, the USWA has alleged in NLRB proceedings that a Maxxam subsidiary has violated and is violating federal labor laws, but reputational statements are inappropriate in a solicitation of proxies, and the USWA disassociates itself from the statement in the leaflet.

     Certain statements in the portion of the leaflet entitled "A
Brief History" require correction or clarification.

     -- The leaflet states that Mr. Hurwitz was paid a "$9 million dollar bonus for this historic undermining of the Endangered Species Act" caused by the Headwaters Agreement." Mr.
Hurwitz was actually awarded a $9 million bonus for his work in securing the 1999 Headwaters Agreement, not for allegedly undermining the Endangered Species Act.

      - The leaflet states that a July 1999 explosion at a Kaiser plant in Gramercy, Louisiana, was "due to the unqualified, untrained scab replacement labor" Kaiser was using at that plant during the lockout. That is a statement of belief that the USWA has expressed to the federal Mine Safety and Health Administration ("MSHA") and elsewhere. MSHA levied $533,000 in fines against Kaiser for 21 civil violations growing out of that explosion, including operating the plant beyond its limits, lack of worker training and "management's failure to identify hazardous conditions and unsafe practices and to initiate actions to correct these conditions and practices." Use of replacement labor was not a factor cited by MSHA.

     -- The leaflet describes floods, landslides and other environmental "destruction" associated with Maxxam's Pacific Lumber subsidiary, and it predicts that "cut-and-run" harvest techniques "will leave no jobs for the next generation of timberworkers." These statements reflect allegations currently being litigated in several lawsuits, described more fully in the proxy materials, that seek monetary recovery for damages to property and challenge Pacific Lumber's Sustained Yield Plan ("SYP"), the Company's comprehensive plan for logging operations over the next 120 years, on the ground that the SYP violates both California's Environmental Quality Act and Endangered Species Act, as well as fails to provide for sustained timber production and harvesting over time. No court has addressed the merits of those claims or resolved any of the suits now pending.

     If you wish to revoke your proxy, you may do so by voting at Maxxam's annual meeting, which will be held on Wednesday, May 24, 2000 at 8:30 A.M. at 12401 South Post Oak, Houston, Texas. Only your latest dated proxy card will count. If your shares are held for you by a bank or brokerage firm, only your bank or broker may vote your shares and only after receiving your instructions.

     If you have any questions, feel free to call us at one of the numbers shown above.

                                   Sincerely,


                                   United Steelworkers of America

CALLING ALL TEXANS!

CORPORATE RAIDER ON THE LOOSE!       (drawing of Charles Hurwitz)

CHARLES HURWITZ AND THE MAXXAM CORPORATION STAND ACCUSED OF
THE FOLLOWING CRIMES:

-- GROSSLY MISMANAGING AND BANKRUPTING A TEXAS SAVINGS & LOAN,
   COSTING TAXPAYERS $1.6 BILLION.

-- KILLING ENDANGERED SPECIES WHILE CLEARCUTTING THE LAST GREAT
   ANCIENT REDWOOD FOREST IN PRIVATE HANDS.

-- ILLEGALLY LOCKING OUT 3000 WORKERS FOR 16 MONTHS AND COUNTING.

   AND HE FACES THE PUBLIC JUST ONCE A YEAR!
   ON MAY 24TH, CONFRONT CORPORATE GREED AT THE SOURCE!

   JOIN JULIA BUTTERFLY HILL, STEELWORKERS AND FOREST
   ACTIVISTS AT THE MAXXAM SHAREHOLDERS ROUND UP IT'S
   WHERE STOCKHOLDERS MEET STAKEHOLDERS!       (drawing of cowboy
                                                with lasso)

     CEO CHARLES HURWITZ AND HIS MAXXAM CORPORATION ARE NOTORIOUS FOR ENVIRONMENTALLY DESTRUCTIVE AND WORKER-ABUSIVE PRACTICES. MAXXAM CORPORATION'S ANNUAL SHAREHOLDERS' MEETING WILL ONCE AGAIN BRING TOGETHER ENVIRONMENTALISTS, LABOR LEADERS, RANK AND FILE WORKERS, SHAREHOLDER ACTIVISTS AND PUBLIC CITIZENS TO A COALITION GROWING STRONGER AND BROADER.

     WE NEED GOOD TEXANS TO STAND TOGETHER WITH ILLEGALLY LOCKED
     OUT STEELWORKERS, ANCIENT FOREST DEFENDERS AND PUBLIC
     CITIZENS FROM ALL OVER AMERICA.

TUESDAY, MAY 23 IN HOUSTON
     -- MARCH AT 4 PM TO THE MAXXAM BUILDING AT 5847 SAN
        FELIPE (AT AUGUSTA).
     -- RALLY AT 5 PM AT THE MAXXAM BUILDING.
     -- CANDLELIGHT VIGIL 8 PM AT HURWITZ'S HOUSE, THE
        HOUSTONIAN, 111 NORTH POST OAK LANE

WEDNESDAY, MAY 24
     -- RALLY TBA OUTSIDE MAXXAM SHAREHOLDERS' ROUND-UP
        12401 SOUTH POST OAK BLVD.

FOR MORE INFORMATION EMAIL: ASJC8@SOHUM.NET      (LOGO)
OR CALL: (713) 664-9976 OR (713) 960-9660 X1000  ALLIANCE FOR
                                                 SUSTAINABLE
                                                 JOBS AND THE
                                                 ENVIRONMENT

(drawing of moon and stars)          (drawing of Charles Hurwitz)

                                          A BRIEF HISTORY:

  HURWITZ'S MAXXAM CORPORATION CONTROLS PACIFIC LUMBER, WHICH IN TURN OWNS THE LAST UNPROTECTED ANCIENT REDWOOD GROVES KNOWN AS HEADWATERS FOREST. MAXXAM SOLD PIECES OF HEADWATERS TO AMERICAN TAXPAYERS FOR ALMOST $500 MILLION, LEAVING FRAGMENTED FOREST STANDS AND ENDANGERED SPECIES VULNERABLE. HURWITZ WAS PAID A $9 MILLION DOLLARS BONUS FOR THIS HISTORIC UNDERMINING OF THE ENDANGERED SPECIES ACT.

  MAXXAM ALSO OWNS 63 PERCENT KAISER ALUMINUM CORP., WHICH IS INVOLVED IN ONE OF THE LONGEST AND LARGEST LOCKOUTS IN US LABOR HISTORY. AFTER A RECORD YEAR OF CORPORATE PROFIT AND PRODUCTIVITY THE UNION REFUSED ANOTHER CONCESSIONARY CONTRACT AND WENT OUT ON STRIKE. FOUR MONTHS LATER KAISER'S WORKERS IN THREE STATES, WHO BELONG TO THE UNITED STEELWORKERS OF AMERICA, OFFERED TO WORK UNDER THEIR OLD CONTRACT UNCONDITIONALLY WHILE NEGOTIATIONS PROCEEDED. INSTEAD, THEY WERE LOCKED OUT. 16 MONTHS LATER, THE NATIONAL LABOR RELATIONS BOARD HAS CHARGED THAT MAXXAM'S LOCKOUT WAS ILLEGAL. TOO LITTLE TOO LATE FOR GRAMERCY LOUISIANA, WHERE DUE TO THE UNQUALIFIED, UNTRAINED SCAB REPLACEMENT LABOR, A KAISER PLANT BLEW UP ON JULY 5, 1999 INJURING 21 WORKERS.

    IN NORTHERN CALIFORNIA, NEIGHBORS OF MAXXAM'S PACIFIC LUMBER LAND HAVE SUFFERED DEVASTATING FLOODS AND LANDSLIDES CAUSED BY CLEAR-CUT LOGGING ON STEEP HILLSIDES. THESE MUDSLIDES DESTROY NATIVE SALMON AND STEELHEAD FISHERIES. ENVIRONMENTALISTS HAVE WAGED A LONG CAMPAIGN TO SAVE THE ANCIENT REDWOOD FOREST THAT MAXXAM IS CLEAR-CUTTING. ONLY 3% OF THE ANCIENT REDWOODS REMAIN YET MAXXAM CORP. IS ABOUT TO DESTROY ONE OF THE BEST WILD SALMON RUNS LEFT IN CALIFORNIA THAT IS ENTIRELY WITHIN THE BOUNDARIES OF THE HEADWATERS RESERVE! THEIR CUT-AND-RUN HARVEST WILL LEAVE NO JOBS FOR THE NEXT GENERATION OF TIMBERWORKERS.

  JULIA BUTTERFLY HILL LIVED FOR TWO YEARS ON A TINY PLATFORM NEARLY 200 FEET UP AN ANCIENT REDWOOD TREE ON PACIFIC LUMBER'S CLEAR-CUT LAND, NEXT TO A PACIFIC LUMBER/MAXXAM LANDSLIDE THAT FLATTENED SEVEN HOMES DOWNHILL. SHE WILL URGE CEO CHARLES HURWITZ TO TAKE RESPONSIBILITY FOR THIS DESTRUCTION AT THE ANNUAL MAXXAM SHAREHOLDER MEETING. JULIA AND THE ILLEGALLY LOCKED OUT KAISER WORKERS WILL BE JOINED BY REPRESENTATIVES OF THE ALLIANCE FOR SUSTAINABLE JOBS AND THE ENVIRONMENT, THE ROSE FOUNDATION FOR COMMUNITIES AND THE ENVIRONMENT, FRIENDS OF THE EARTH, EARTH FIRST!, THE BAY AREA COALITION FOR HEADWATERS AND A LARGE DELEGATION OF STEELWORKERS AT THE SHAREHOLDERS MEETING ON MAY 24, AND AT A RALLY, MARCH AND CANDLELIGHT VIGIL THE DAY BEFORE THE MEETING AS WELL.

  THE GROUNDBREAKING ALLIANCE FOR SUSTAINABLE JOBS AND THE ENVIRONMENT INCLUDES DIRECTORS FROM THE UNITED BROTHERHOOD OF BOILERMAKERS AND THE SERVICE EMPLOYEES INTERNATIONAL UNION, AND MANY ENVIRONMENTAL ORGANIZATIONS. THE WORK OF OUR NEW MILLENNIUM HAS JUST BEGUN AND THE ALLIANCE IS DOING CUTTING EDGE ORGANIZING WORK THAT CHALLENGES ROGUE CORPORATION LIKE MAXXAM.

                            FOR MORE INFORMATION, PLEASE CONTACT:
(LOGO)                                        (713) 960-9660X1000
ALLIANCE FOR                                       (713) 664-9976
SUSTAINABLE JOBS                              WWW.JAILHURWITZ.COM
AND THE ENVIRONMENT                                  WWW.ASJE.COM
                                                  WWW.USWA329.ORG
                                   WWW.CIRCLEOFLIFEFOUNDATION.ORG